UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

SEI INSTITUTIONAL MANAGED TRUST SEI INSTITUTIONAL INTERNATIONAL TRUST SEI INSTITUTIONAL INVESTMENTS TRUST SEI TAX EXEMPT TRUST SEI DAILY INCOME TRUST SEI ASSET ALLOCATION TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

For SEI Institutional Investments Trust (“SIIT”), SEI Tax Exempt Trust (“STET”),

SEI Daily Income Trust (“SDIT”) and SEI Asset Allocation Trust (“SAAT”) Shareholders

*** YOUR PROXY VOTE IS CRITICAL FOR AN UPCOMING PROXY***

You will receive a package in a few days regarding a Special Shareholder Meeting scheduled for January 15, 2016. The package will include a proxy statement with details on certain proposals, which affect your Fund(s) and require a shareholder vote.

PLEASE…

• Read the proxy statement carefully because it contains important information; and,

• Vote your proxy immediately. You will have several ways to vote, which will enable you to vote on these issues quickly and easily.

Your prompt response will enable us to hold the shareholder meeting on time and save the expense of additional solicitation costs if not enough shareholders vote.

If you have any proxy-related questions please call the toll-free information line at

1-800-DIAL-SEI.  The proxy statement will also be available for free on the website of the

United States Securities and Exchange Commission.

THANK YOU IN ADVANCE FOR YOUR VOTE!